                                                                     EXHIBIT 5.1

             OPINION OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP



                                                           December 19, 1997

Datascope Corp.
14 Philips Parkway
Montvale, New Jersey  07645

Ladies and Gentlemen:

                  On the date hereof, Datascope Corp., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") relating to 750,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), that may be issued from time to time upon the exercise of options granted pursuant to the Datascope Corp. 1995 Stock Option Plan (the "1995 Plan"), which shares of Common Stock are in addition to 750,000 shares of Common Stock the offer and sale of which was previously registered with respect to the 1995 Plan. This opinion is an exhibit to the Registration Statement.

                  We act as corporate and securities counsel to the Company and in such capacity have participated in various corporate and other proceedings relating to the Company. We have taken part in the preparation or have examined copies of the Company's Restated Certificate of Incorporation and amendments thereto, its by-laws as presently in effect, minutes of meetings of its directors, stockholders and committees and such other documents and instruments relating to the Company and the proposed issuance of the shares of Common Stock as we have deem necessary under the circumstances, in each case signed, certified or otherwise proved to our satisfaction. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                  We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law as reported by Prentice-Hall Legal and Financial Services, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.

                  Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the shares of Common Stock to be issued upon the exercise of options granted pursuant to the 1995 Plan have been duly authorized, and (subject to the effectiveness of the Registration

Datascope Corp.
December 19, 1997
Page 2


Statement and compliance with applicable state securities laws) when issued in accordance with the terms of the 1995 Plan, and any option agreements executed pursuant thereto, will be legally and validly issued, fully paid and non-assessable.

                  It should be understood that nothing in this opinion is intended to apply to any disposition of any shares of Common Stock that any participant in the 1995 Plan might propose to make.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                    Very truly yours,

                                /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                    -----------------------------------------

                                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


SFH&G, LLP:GA:SMZ:TSS